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                                                                    EXHIBIT 3.36

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                      LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                           RBS CHINA HOLDINGS, L.L.C.

                      A DELAWARE LIMITED LIABILITY COMPANY

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                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                           RBS CHINA HOLDINGS, L.L.C.

     This LIMITED LIABILITY COMPANY AGREEMENT (the "AGREEMENT") of RBS China Holdings, L.L.C. (the "COMPANY") is effective as of October 21, 2002.

     1. FORMATION OF LIMITED LIABILITY COMPANY. RBS Acquisition Corporation, a Delaware corporation (the "MEMBER") hereby forms the Company as a limited liability company pursuant to the provisions of the Delaware Limited Liability Company Act, 6 Del. C Section 18-101, et seq., as it may be amended from time to time, and any successor to such statute (the "ACT"). The rights and obligations of the Member and the administration and termination of the Company shall be governed by the Agreement and the Act. The Agreement shall be considered the "Limited Liability Company Agreement" of the Company within the meaning of
Section 18-101(7) of the Act. To the extent this Agreement is inconsistent in any respect with the Act, this Agreement shall control.

     2. MEMBERS. RBS Acquisition Corporation is the sole member of the Company.

     3. PURPOSE. The purpose of the Company is to engage in any and all other lawful businesses or activities in which a limited liability company may be engaged under applicable law (including, without limitation, the Act).

     4.   NAME. The name of the Company shall be "RBS CHINA HOLDINGS, L.L.C.".

     5. REGISTERED AGENT AND PRINCIPAL OFFICE. The registered agent of the Company in the State of Delaware shall be The Corporation Trust Company whose address is 1209 Orange Street, Wilmington, New Castle County, Wilmington, Delaware 19801. The mailing address of the Company shall be 1001 Pennsylvania Avenue, NW, Suite 220 South, Washington, D.C. 20004. The Company may have such other offices as the Member may designate from time to time.

     6. TERM OF COMPANY. The Company shall commence on the date a Certificate of Formation is properly filed with the Secretary of State of the State of Delaware and shall continue in existence in perpetuity unless its business and affairs are earlier wound up following dissolution at such time as this Agreement may specify.

     7. MANAGEMENT OF COMPANY. All decisions relating to the business, affairs and properties of the Company shall be made by the Member which shall have authority to bind the Company by its signature or by the signature of any person authorized to act on its behalf. The Member may also from time to time appoint a Chairman, a President and one or more Vice Presidents and such other officers of the Company as the Member may deem necessary or advisable to manage the day-to-day business affairs of the Company which persons shall have such power and authority as may be delegated by the Member (such persons and each of the

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Managing Directors, the "OFFICERS"). No such delegation shall cause the Member to cease to be a Member. The initial Officers of the Company, if any, are set forth on SCHEDULE A hereto.

     8. DISTRIBUTIONS. Each distribution of cash or other property by the Company shall be made 100% to the Member. Each item of income, gain, loss, deduction and credit of the Company shall be allocated 100% to the Member.

     9. CAPITAL ACCOUNTS. A capital account shall be maintained for each Member in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv).

     10. DISSOLUTION AND WINDING UP. The Company shall dissolve and its business and affairs shall be wound up upon the written consent of the Member.

     11. AMENDMENTS. This Agreement may be amended or modified from time to time only by a written instrument executed by the Member.

     12. GOVERNING LAW. The validity and enforceability of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law.

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                                                RBS Acquisition Corporation,
                                                its sole Member

                                                By: /s/ Praveen Jeyarajah
                                                    ----------------------------
                                                Name:  Praveen Jeyarajah
                                                Title: Vice President

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                                   SCHEDULE A

                                    OFFICERS

                           Jerome H. Powell, President

           Praveen Jeyarajah, Vice President, Secretary and Treasurer